UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 21, 2004

PDS GAMING CORPORATION

(Exact name of Registrant as specified in its charter)

COMMISSION FILE NO. 0-23928

Minnesota	41-1605970
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6171 McLeod Drive, Las Vegas, Nevada 89120
(Address of principal executive offices)

(702) 736-0700
(Registrant’s telephone number, including area code)

Item 5.           Other Events.

This report is being filed solely for the purpose of reporting the announcement that PDS Gaming Corporation (the “Company”) will close its Rocky’s Casino & Sports Bar, located in downtown Reno, Nevada, at midnight on Saturday, January 31, 2004.  Rocky’s is a nonrestricted licensed casino with an installed base of 176 gaming devices.

For additional information concerning the foregoing, reference is made to the Company’s press release issued on January 21, 2004, a copy of which is attached as an exhibit to this report and incorporated by reference.

Item 7.           Financial Statements and Exhibits.

The following exhibits are included with this current report on Form 8-K as required by Item 601 of Regulation S-K.

Exhibit Number	Description
99.1	Press release dated January 21, 2004 announcing the closure of Rocky’s Casino & Sports Bar

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS GAMING CORPORATION

Dated: January 22, 2004	By:/s/ Peter D. Cleary
Peter Cleary
President and Chief Operating Officer
(a duly authorized officer)